As filed with the Securities and Exchange Commission on July 31, 2014

No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVIS BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	06‑0918165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Sylvan Way, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

AVIS BUDGET GROUP, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
(formerly the Avis Budget Group, Inc. 2007 Equity and Incentive Plan)
(Full title of the plan)

David B. Wyshner
Senior Executive Vice President and
Chief Financial Officer
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700
(Name, address and telephone number, including area code,
of agent for service)

with a copy to:
Michael K. Tucker
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,500,000 shares (1)	$58.20 (2)	$611,100,000 (2)	$78,709.68

(1)
This Registration Statement is being filed to register 10,500,000 shares of common stock, par value $0.01 per share of Avis Budget Group, Inc. (the “Company”) as may be issuable pursuant to the Company’s Amended and Restated Equity and Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable under the Plan to prevent dilution in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the high and low market prices of the Company’s common stock reported on the Nasdaq Global Select Market on July 29, 2014.

EXPLANATORY NOTE

The Company filed a post-effective amendment to its Registration Statement on Form S-8 (Registration No. 333-144143) filed on June 28, 2007 (the “2007 Registration Statement”) in each of 2009, 2012 and 2014. Such amendments were intended to cover the registration of 4.5 million, 3.5 million and 2.5 million shares, respectively, which were added to the Plan in each respective year following stockholder approval. The Company has been advised that such shares should have been registered with new Form S-8 filings rather than post-effective amendments. Accordingly, the Company intends to file a request with the SEC for withdrawal of such post-effective amendments and is filing this Registration Statement on Form S-8 to register the shares of the Company’s common stock added to the Plan as described above. In accordance with General Instruction E to Form S-8, the Company incorporates by reference the contents of the 2007 Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference:

(a)
the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 20, 2014 (except for Items 1 (Segment Information), 6, 7 (Results of Operations) and 15(A)(1) (excluding the Report of Independent Registered Public Accounting Firm), but including such sections as revised and filed in Avis Budget Group’s Current Report on Form 8-K filed with the SEC on May 12, 2014);

(b)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2014;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 8, 2014;

(d)	the Company’s Current Reports on Form 8-K filed on February 18, 2014, April 22, 2014, May 19, 2014, May 27, 2014 and July 29, 2014; and

(e)	the description of the Company’s common stock contained in the Company’s Form 8‑A filed with the SEC on December 30, 2010.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits furnished with such report, that the Company may from time to time furnish to the SEC be incorporated by reference into, or otherwise become part of, this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

Michael K. Tucker, Esq. has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this registration statement. Mr. Tucker is Executive Vice President and General Counsel of the Company. A copy of this opinion is attached as Exhibit 5 to this registration statement. Mr. Tucker holds shares of common stock of the Company and restricted stock units that are convertible into shares of common stock of the Company.

Item 8. Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated November 5, 2009).
5	Opinion of Michael K. Tucker, Esq. as to the validity of the shares of the Company’s common stock (including consent).*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Michael K. Tucker, Esq. (included in Exhibit 5 to this registration statement).*
24	Power of Attorney (included on signature page).* * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey on the 31st day of July, 2014.

By:	AVIS BUDGET GROUP, INC. /s/ David Calabria
Name: David Calabria Title: Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David B. Wyshner, David Calabria, Michael K. Tucker and Jean M. Sera, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ronald L. Nelson	Chairman of the Board, Chief Executive Officer and Director	July 31, 2014
Ronald L. Nelson

/s/ David B. Wyshner	Senior Executive Vice President and Chief Financial Officer	July 31, 2014
David B. Wyshner

/s/ David Calabria	Vice President and Chief Accounting Officer	July 31, 2014
David Calabria

/s/ W. Alun Cathcart	Director	July 31, 2014
W. Alun Cathcart

/s/ Mary C. Choksi	Director	July 31, 2014
Mary C. Choksi

/s/ Leonard S. Coleman	Director	July 31, 2014
Leonard S. Coleman

/s/ Jeffrey H. Fox	Director	July 31, 2014
Jeffrey H. Fox

/s/ John D. Hardy, Jr.	Director	July 31, 2014
John D. Hardy, Jr.

/s/ Lynn Krominga	Director	July 31, 2014
Lynn Krominga

/s/ Eduardo G. Mestre	Director	July 31, 2014
Eduardo G. Mestre

/s/ F. Robert Salerno	Director	July 31, 2014
F. Robert Salerno

/s/ Stender E. Sweeney	Director	July 31, 2014
Stender E. Sweeney

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8‑K dated September 5, 2006).
4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated November 5, 2009).
5	Opinion of Michael K. Tucker, Esq. as to the validity of the shares of the Company’s common stock (including consent).*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Michael K. Tucker, Esq. (included in Exhibit 5 to this registration statement).*
24	Power of Attorney (included on signature page).* * Filed herewith.